UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  May 10, 2005

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584
(Commission File Number)

22 Cherry Hill Drive Danvers, MA 01923
(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410
(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 10, 2005 we completed our acquisition of all of the outstanding capital stock of Impella CardioSystems AG pursuant to the terms of a share purchase agreement, dated as of April 26, 2005.  In connection with the closing of that transaction, we entered into a registration rights agreement dated as of May 10, 2005 with the Impella stockholders and Accelerated Technologies, Inc. as stockholders’ representative, providing, among other things, that we will register certain shares we issued in the transaction on Form S-3.  In addition, we entered into an escrow agreement with the Impella stockholders, the stockholders’ representative, and American Stock Transfer & Trust Company, as escrow agent, pursuant to which 210,000 of the shares we issued in the transaction are held in escrow for 18 months for the purpose of partially securing any amounts payable to us by the Impella stockholders as a result of the indemnification provisions in the share purchase agreement.  The preceding discussion is only a summary and is qualified in its entirety by reference to the registration rights agreement and the escrow agreement, which are included as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated by reference herein.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On May 10, 2005 we completed our acquisition of all of the outstanding capital stock of Impella CardioSystems AG pursuant to the terms of a share purchase agreement, dated as of April 26, 2005.  As a result, Impella became our wholly owned subsidiary.  The full text of the press release we issued on May 10, 2005 announcing the closing of the transaction is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Impella manufactures and commercializes the world’s smallest, minimally invasive, high performance micro blood pumps with integrated motors and sensors for use in interventional cardiology and heart surgery.  These circulatory assist devices are used by cardiologists in the catheterization (cath) lab and are inserted percutaneously into patients, similar to a standard balloon pump procedure, in order to help restore blood flow.

We acquired Impella from its existing stockholders, which included Accelerated Technologies, Inc., ABN AMRO Capital, Giza Venture Capital, Oxford Bioscience Partners and Medica Venture Partners.  We did not have a material relationship with Impella or any of the Impella stockholders prior to entering into the share purchase agreement.

At the closing, we issued 4,029,004 shares of our common stock to the former Impella stockholders.  We also paid or will be paying cash in the amount of approximately $1.8 million for the cancellation of all currently outstanding convertible securities of Impella, the payment of some transaction expenses of Impella and a cash payment in lieu of shares to a non-accredited former Impella stockholder.

In addition, the agreement provides that we may make additional contingent payments based on our future stock price performance and additional milestone payments related to FDA approvals and unit sales of Impella products.  In general, if our stock price is between $15 and $18 as of the 18 month anniversary of the closing date, based on the daily volume weighted average price per share for the 20 trading days prior to such date, we will issue additional consideration equal to the difference between $18 and such average stock price, times $4,200,000.  For example:

•                  if the average stock price on the 18 month date is $16, we will be obligated to pay additional consideration of approximately $8.4 million,

•                  if the average stock price on the 18 month date is $17, we will be obligated to pay additional consideration of approximately $4.2 million, and

•                  if the average stock price on the 18 month date is outside of the $15 to $18 range, we will not be obligated to pay any additional consideration.

This payment may be made, at our option, by any combination of cash or stock.  In addition, there are provisions that will reduce this amount to the extent that the Impella stockholders have, prior to the 18 month date, sold any of the shares we issued to them at the closing.

In addition to the payments described above related to the average stock price on the 18-month date, we have also agreed, subject to certain exceptions based on future stock price performance that are set forth in the agreement, to make additional payments of up to $16.75 million based on the following milestones:

•                  upon FDA approval of Impella’s 2.5 liter pump system, a payment of $5,583,333,

•                  upon FDA approval of Impella’s 5.0 liter pump system, a payment of $5,583,333, and

•                  upon the sale of 1,000 units of Impella’s products worldwide between the closing and December 31, 2007, a payment of $5,583,334.

These milestone payments may be made, at our option, by a combination of cash or stock, except that no more than an aggregate of $15 million of these milestone payments may be made in the form of stock.  In addition, the agreement specifically provides that under no circumstances will we deliver or be obligated to deliver a number of shares of our stock that would require that our stockholders would be or would have been required to approve this transaction under applicable Nasdaq rules or other securities laws.

In general, except with our consent or with respect to certain permitted non-sale transfers, the shares we issued in this transaction are subject to the following lock-up restrictions:

•                  none of the shares may be sold or transferred prior to the six month anniversary of the date they are issued, and

•                  only half of the shares may be sold or transferred prior to the one year anniversary of the date they are issued.

The preceding discussion is only a summary and is qualified in its entirety by reference to the share purchase agreement, which is included as Exhibit 2.1 to this report and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

We intend to file by amendment the required historical financial statements of Impella not later than 71 calendar days after the date that this Form 8-K was required to be filed.

(b)        Pro Forma Financial Information.

We intend to file by amendment the required pro forma financial information reflecting the acquisition of Impella not later than 71 calendar days after the date that this Form 8-K was required to be filed.

(c)           Exhibits.

Exhibit Number	Description
2.1

Share Purchase Agreement dated as of April 26, 2005, by and among ABIOMED, Inc., Impella CardioSystems AG, Accelerated Technologies, Inc. as the stockholders’ representative and the stockholders of Impella CardioSystems AG.

10.1	Registration Rights Agreement dated as of May 10, 2005 by and among ABIOMED, Inc., Accelerated Technologies, Inc. as the stockholders’ representative and the stockholders of Impella CardioSystems AG.

10.2

Escrow Agreement dated as of May 10, 2005 by and among ABIOMED, Inc., American Stock Transfer & Trust Company as escrow agent, Accelerated Technologies, Inc. as the stockholders’ representative and the stockholders of Impella CardioSystems AG.

99.1	Press release dated May 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Charles B. Haaser
Charles B. Haaser

Controller

Principal Accounting Officer
Principal Financial Officer

Date: May 16, 2005

Exhibit Index

Exhibit Number	Description
2.1

Share Purchase Agreement dated as of April 26, 2005, by and among ABIOMED, Inc., Impella CardioSystems AG, Accelerated Technologies, Inc. as the stockholders’ representative and the stockholders of Impella CardioSystems AG.

10.1	Registration Rights Agreement dated as of May 10, 2005 by and among ABIOMED, Inc., Accelerated Technologies, Inc. as the stockholders’ representative and the stockholders of Impella CardioSystems AG.

10.2

Escrow Agreement dated as of May 10, 2005 by and among ABIOMED, Inc., American Stock Transfer & Trust Company as escrow agent, Accelerated Technologies, Inc. as the stockholders’ representative and the stockholders of Impella CardioSystems AG.

99.1	Press release dated May 10, 2005